EXHIBIT 10 (d)


                          CLAIMS SERVICES AGREEMENT

 This Claim Service Agreement ("Agreement") is made and effective the 25th day of March, 2003 (Effective Date) by and between Millers General Agency, a Texas Corporation, having its principal place of business at 777 Main Street, Suite 1000, Fort Worth, Texas (hereinafter "MGA") and Effective Claims Management, Inc., a Texas Corporation, having its principal place of business at 777 Main Street, Suite 1000, Fort Worth, Texas (hereinafter "ECM') and its successors in interests and shall continue until it is terminated as set forth herein.

                                   RECITALS

 WHEREAS MGA entered into a General Agency Agreement dated August 15, 2001 (hereinafter "Agency Agreement") with Clarendon National Insurance Company ("Clarendon") for the issuance and administration of insurance policies in certain states (hereinafter "policies"); and

 WHEREAS MGA also entered into a Claim Administration Agreement dated August 15, 2001 with Clarendon for the administration and adjustment of claims arising under the policies (hereinafter "Clarendon Claims Agreement"); and

 WHEREAS MGA desires that certain of the claims administration duties, obligations and responsibilities required under the Clarendon Claims Agreement be provided by ECM as set forth herein; and

 WHEREAS ECM desires to provide such services; and

 WHEREAS ECM is in the business of providing claim and litigation management services related to the property and casualty insurance business and has substantial expertise in the administration of claims arising out of similar policies; and

 WHEREAS nothing contained in this Agreement shall relieve MGA or Clarendon from the fulfillment of any of their respective rights, responsibilities and obligations under the Clarendon Claims Agreement; and

 WHEREAS Clarendon has reviewed this subcontract and has approved of its form and content as required under Article I, sections 1.2(c) (vii) and 1.8 of the Clarendon Claims Agreement and such approval is acknowledged by the below signature of Clarendon's authorized representative.

 NOW, THEREFORE, in consideration of the premises set forth below and other good and valuable consideration, the receipt and sufficiency of which is expressly acknowledged, ECM and MGA hereby agree as follows:



                            STATEMENT OF AGREEMENT

                                  ARTICLE I

                                 DEFINITIONS
                                 -----------

 Unless the context otherwise requires, the terms defined in this Article I shall for the purposes of this Agreement, have the meanings herein specified:

 1.1 Loss Adjustment Expenses shall mean all Claim adjustment costs and expenses incurred by ECM and allocated by ECM to the investigation, adjustment and settlement or defense of a Claim for benefits or damages under the policies. Such expenses shall include, but are not limited to: attorney's fees and disbursements; appraisals, reports, surveys, analyses of professionals and experts; automobile and property appraisals; trial and hearing attendance fees; reports from government agencies or branches; credit bureau reports; extraordinary Claim investigation expense and travel expenses incurred at the request of the MGA or Clarendon and any other similar cost, fee, or expense for services reasonably related to the investigation and defense of a Claim. "Allocated Loss Adjustment Expenses" shall not include the salaries and traveling expenses of ECM employees except as it relates to reasonable travel expenses incurred when required and with customer approval to attend trials, mediations, or arbitrations.

 1.2 Authority Limit shall be defined as the limit of authority contained in the Clarendon Claim Agreement and as amended from time to time by Clarendon.

 1.3 Claim or Claims shall mean any monetary demand, occurrence or loss, actual or alleged, made against, arising out of or in connection with the policies to which this Agreement applies.

 1.4 Claim Services shall mean those Claims services provided hereunder by ECM that are described in Article IV of this Agreement.

 1.5 Compensation shall be that amount set forth and described in Article V of this Agreement.

 1.6 Policy or Policies shall mean the policy or policies issued by or on behalf of Clarendon National Insurance Company under the Agency Agreement to which this Agreement applies.

 1.7 Recoveries shall include any and all credits, salvage recoveries, overpayments, voided or returned checks, or other recoveries that shall be credited to the policies.


                                  ARTICLE II

                               DURATION (TERM)
                               ---------------

 This agreement shall remain in force and effect and shall continue until it is cancelled or terminated as provided in the cancellation/termination clause set forth below.


                                 ARTICLE III

                               CONFIDENTIALITY
                               ---------------

 ECM shall maintain the confidentiality of data or information which is the property of MGA or Clarendon and which is accessible to ECM in the implementation and performance of this agreement. ECM shall not disclose such data or information without the prior written consent of MGA or Clarendon as the case may be. Notwithstanding the preceding sentence, MGA and Clarendon agree that ECM may use such data or information for the purpose of filing any reports required by any governmental agency or when compelled to do so by a valid order of a court or regulatory agency, with prior notice to the each.


                                 ARTICLE IV

                               CLAIM SERVICES
                               --------------

 ECM shall perform the following services subject to periodic review and audit thereof by MGA, Clarendon, or their authorized representatives throughout the term of this Agreement:

 (a) Using appropriately trained and licensed personnel: investigate, evaluate, handle and process each claim reported based on accepted industry standards and any written standards and/or requirements provided by MGA and/or Clarendon, in accordance with applicable state law and the terms and conditions of the policy including responding to Department of Insurance inquiries and complaints and settling claims within the authority level stated in this Agreement. MGA grants to ECM the authority to provide the foregoing claims administration services for and on behalf of MGA relating to Clarendon policies; provided, however, that ECM will not have any authority to alter, modify or discharge any policy or waive any policy provision, exclusion or condition.

 (b) Investigate all reported claims to the extent Millers or Clarendon deems necessary.

 (c)  Verify coverage and applicable deductibles on all cases;

 (d) Determine and evaluate any coverage issues in connection with the claims and refer same to Clarendon or counsel with recommendations.

 (e) Establish appropriate reserves for all claims, subject, however, to the right of MGA or Clarendon to adjust the amounts of such reserves based upon claim standards.

 (f) Deny coverage in writing with respect to those claims which the Administrator determines should be denied based upon factors established by the claims standards as a basis for denying coverage.

 (g) Adjust, settle and bring to a conclusion those claims which ECM determines Clarendon is legally obligated to pay in accordance with applicable law, the terms of the policies and the claims standards.

 (h) Administer the appraisal/assessment process using a combination of staff, independent appraisers and direct repair facilities reasonably acceptable to MGA and or Clarendon;

 (i) Perform all reasonable and necessary administrative and clerical work in connection with claim or loss reports

 (j) Establish and maintain a claim file for each reported claim or loss containing, among other things, a copy of the declarations page of the relevant policy. The claim file will have a daily activity log, which will be available for review at any and all reasonable times by MGA or its designee subject to the provisions of this Agreement;

 (k) Record and report each claim promptly to MGA with a recommended reserve; and consult with, and seek consent from, MGA and/or Clarendon with respect to any of the following:

      (1) any loss or claim resulting in legal action being instituted against the insured, ECM, MGA or Clarendon;

      (2) any loss or claim causing a complaint to be filed with any regulatory authority;

      (3) any inquiry from any regulatory authority, including but not limited to any Insurance department, with respect to any claim or claims, even if no complaint causes such inquiry;

      (4) any claim in which ECM deems appropriate to rescind coverage for material misrepresentations, deny policy coverage, or involves a coverage dispute;

      (5) any claim involving an allegation of extra contractual obligations, or bad faith claim handling;

      (6) any claim involving a fatality, major amputation, spinal cord or brain damage, loss of eyesight, extensive bums, poisoning, toxic exposure, multiple fractures or a minor;

      (7) any claim that MGA or Clarendon desires to be kept advised of during the life of the claim;

      (8) any claim where there has been a demand for policy limits and ECM does not evaluate the value of the claim to include settlement at that amount;

      (9) any claim involving asbestos, pollution, toxic waste and lead or paint poisoning;

      (10) any claim having potential subrogation;

      (11) any claim which is very likely to result in the commencement of litigation within 30 days;

      (12) any claim involving pharmaceuticals, communicable diseases, rape, child molestation or multiple claim food poisoning;

      (13) any claim which might ultimately result in the payment(s) in excess of policy limit. In the event of such claim, ECM shall forward a copy of the claim file to MGA or Clarendon upon request; and

      (14) any claim open for more than six months in accordance with the Clarendon Claims Agreement.

  (l) Prepare checks and vouchers, compromises, releases, agreements and any other documents reasonably necessary to finalize and close claims. ECM will issue payments of claims and loss adjustment expenses only within the guidelines as authorized by MGA or its designee.

  (m) Maintain service standards and claims documentation in accordance with standards established by MGA. ECM will be in compliance with all state regulations dealing with the adjusting and handling of claims. ECM will periodically review the development of the claims handling procedure with MGA or its designee to identify problems and recommend corrective action;

  (n) Diligently pursue and prosecute salvage rights relating to any losses. ECM will use reasonable efforts to collect and will deposit funds arising from the enforcement of such rights into an appropriate account.

  (o) ECM will, at customer's expense, forward closed files to MGA or Clarendon, as directed within 45 days after the last feature has been closed.

  (p) Maintain in good standing all licenses, permits and authorizations necessary or appropriate to perform services under this Agreement in compliance with all applicable laws, rules and regulations and shall use only public independent adjusters, investigators or appraisers who are duly licensed in the states where their services are performed.

  (q) Appoint Independent Counsel from a list approved by MGA and/or Clarendon and coordinate a proper defense with such Counsel.

  (r) Report suspected fraud as required by any applicable statue or regulation in the state(s) where the policies are issued.


                                  ARTICLE V

                                 COMPENSATION
                                 ------------

 For all services to be rendered by ECM during the term of this Agreement, MGA shall pay ECM the same compensation that MGA would otherwise be entitled to receive in accordance with Article 2 of the Clarendon Claims Agreement.


                                  ARTICLE VI

                       DUTIES OF MILLERS GENERAL AGENCY
                       --------------------------------

 MGA shall cooperate with ECM to the extent reasonably necessary to enable the Administrator to adequately perform claims services under this Agreement, including without limitation, responding promptly to ECM's requests for relevant policy and underwriting information.


                                 ARTICLE VII

                             ULTIMATE DISCRETION
                             -------------------

 ECM acknowledges and agrees that Clarendon, having ultimate responsibility for the claims to be administered by ECM under this Agreement, will at all times retain and have ultimate discretion with respect to all issues pertaining to such matters.


                                 ARTICLE VIII

                                 INDEMNITIES
                                 -----------

 8.1 MGA agrees that it will indemnify and hold harmless ECM and its directors, officers, and employees from and against any and all claims, loss, liability, costs, damages, and reasonable attorney's fees incurred by ECM as the direct or indirect result of any misconduct, error or omission of MGA or any of MGA directors, officers, employees, subsidiaries or affiliates, taken in connection, with the furtherance or performance of any provision of this Agreement, or as a result of instructions given by MGA or Clarendon to ECM, which the latter follows, provided that said claims, loss, liability costs, damages, and reasonable attorney's fees have not been directly caused by any misconduct, error or omission by ECM, its directors, officers, employees, subsidiaries and affiliates.

 8.2 ECM agrees that it will indemnify protect, defend and hold harmless MGA and its directors, officers, employees, subsidiaries, and affiliates from and against any and all claims, actions, causes of action, loss, liability, costs, damages, liabilities, fines, assessments, penalties, liability for punitive or exemplary damages, payments, settlements, arbitration awards, verdicts and judgements, including reasonable costs and attorney's fees (hereinafter "damages") of any kind or nature whatsoever arising out of or resulting from thc negligent, willful or intentional acts or omissions of ECM or incurred as the director indirect result of any misconduct, error or omission of BCM or any of its directors, officers, employees, subsidiaries, shareholders, or affiliates, taken in connection with the furtherance of performance of any provision of this Agreement, provided that said claims, loss, liability, costs, damages, and reasonable attorney's fees have not been directly caused by any misconduct, error, or omission of MGA, its directors, officers, employees, subsidiaries and affiliates.

 8.3 The indemnities set forth in this Article shall survive any termination of this Agreement.


                                 ARTICLE IX

                                 TERMINATION
                                 -----------

 This agreement may be terminated in accordance with this section.

 9.1 Termination. Either party shall have the right to terminate this Agreement with or without cause by giving to the other party at least one hundred eighty (180) days prior written notice of such termination of this Agreement. This Agreement maybe sooner terminated on the first to occur of the following:

   (a) Termination by Mutual Agreement. In the event the Parties shall mutually agree in writing, this Agreement may be terminated on the terms and dates stipulated therein.
   (b) Non-Payment. In the event that MGA fails to pay when due any compensation or other payment due under this Agreement, ECM may terminate this Agreement immediately and ECM shall have no further obligation to provide services hereunder.
   (c) Uncorrected Material Breach. With respect to any material breach of this Agreement, by written notice from the non-breaching Party upon a material breach by the other Party of its duties or obligations under this Agreement; provided, however, such termination will be effective only after (i) such breach remains substantially uncured for thirty (30) days after written notice specifying such breach is received by the breaching Party; or (ii) with respect to a breach that cannot be reasonably cured with a thirty (30) day period, the breaching Party fails to take action, reasonably satisfactory to the non-breaching Party, necessary to commence curing such breach and thereafter fails to proceed with all reasonable efforts to cure substantially such breach.
   (d) Bankruptcy. In the event either party makes a general assignment for the benefit of creditors or files a voluntary petition in bankruptcy or petitions for reorganization or arrangement under the bankruptcy laws, of if a petition of involuntary bankruptcy is filed against either party and remains undismissed for a period of thirty (30) days, or if a receiver or trustee is appointed for all or any part of the property and assets of either party, the other party may terminate the Agreement immediately.

 9.2 Return of Files. In the event that this Agreement is terminated for any reason, BCM agrees that all open and closed files in ECM's actual possession will be returned to MGA or its designee. In the event this Agreement is terminate by MGA, MGA will be responsible for the pick up and transportation of the files. In the event the agreement is terminated by ECM other than pursuant to Sections 9.1 (a), (b), (c) or (d), the cost associated with the pick up and transportation of the files shall be borne by ECM. If the agreement is terminated by mutual agreement, the cost shall be borne equally between the parties.

 9.3 Effects of Termination. Except for covenants or other provisions herein that by their terms, expressly extend beyond the Term of Agreement, the parties' obligations hereunder arc limited to the Term of Agreement. Upon termination, ECM will not be required to provide any further services under this Agreement.


                                   ARTICLE X

                                   INSURANCE
                                   ---------

 ECM shall maintain in full force and effect during the term and all successive terms of this Agreement, a policy or policies of insurance covering ECM and its employees in type and amount to be mutually agreed upon.


                                  ARTICLE XI

                      ARBITRATION AND EQUITABLE REMEDIES
                      ----------------------------------

 11.1 Arbitration Proceedings. If the Parties have not resolved a monetary claim or dispute arising under this Agreement, any Party may submit the matter to arbitration. A panel of three arbitrators will conduct the arbitration proceedings in accordance with the provisions of the Federal Arbitration Act (99 U.S.C. Section 1 et seq.) and the Commercial Arbitration Rules of the American Arbitration Association in effect at the time the matter is to be arbitrated (the "Arbitration Rules"). The decision of a majority of the panel will be the decision of the arbitrators.

 (a) Arbitration Notice. To submit a monetary claim or dispute to arbitration, a party will furnish the other party and the American Arbitration Association with a notice (the "Arbitration Notice") containing
 (i) the name and address of such party, (ii) the nature of the monetary claim or disputed in reasonable detail, (iii) the party's intent to commence arbitration proceedings under this Agreement. (iv) the proposed venue of the arbitration, and (v) the other information required under the Federal Arbitration Act and the Arbitration Rules.

  (b) Selection of Arbitrators. Within ten days after delivery of the Arbitration Notice, each party will select one arbitrator from the list of the American Arbitration Association's National Panel of Commercial Arbitrators. Within ten days after the selection of the last of those two arbitrators, those two arbitrators will select the third arbitrator from such list. If the first two arbitrators cannot select a third arbitrator within such ten day period, the American Arbitration Association will select such third arbitrator from the list. Each arbitrator will be an individual not subject to disqualification under Rule 19 of the Arbitration Rules.

 (c) Arbitration Final. The arbitration of the matters in controversy and the determination of any amount of damages or indemnification will be final and binding upon the parties to the maximum extent permitted by law, provided that any party may seek any equitable remedy available under law as provided in this Agreement. This agreement to arbitrate is irrevocable.

 11.2 Place of Arbitration. Any arbitration proceedings will be conducted in Fort Worth, Texas or as the parties may mutually agree. The arbitrators will hold the arbitration proceedings within 60 days after the selection of the third arbitrator.

 11.3 Equitable Remedies. Notwithstanding anything else in this Agreement to the contrary, a party will be entitled to seek any equitable remedies available under law. Any such equitable remedies will be in addition to any damages or indemnification rights that such party may assert in an arbitration proceeding.

 11.4 Judgements. Any arbitration award under this Agreement will be final and binding. Any court having jurisdiction may enter judgment on such arbitration award upon application of a party.

 11.5 Expenses. If any party commences arbitration proceedings or court proceedings seeking equitable relief with respect to this Agreement, the prevailing Party in such arbitration proceedings or case may receive as part of any award or judgment reimbursement of such Party's reasonable attorney's fees and expenses to the extent that the arbitrators or court considers appropriate. The Arbitrators will assess the costs of the arbitration proceedings, including their fees, to the Parties in such proportions as the arbitrators consider reasonable under the circumstances.

 11.6 Exclusivity of Remedies. To the extent permitted by law, the arbitration and judicial remedies set forth in this Article will be the exclusive remedies available to the Parties with respect to any dispute under this Agreement or Claim for damages or indemnification under this Agreement.


                                ARTICLE XXII

                                MISCELLANEOUS
                                -------------

 12.1 Amendment. No modification, amendment or supplement to, or waiver of, this Agreement or any of its provisions shall be binding upon the parties hereto unless made in writing and duty signed by all parties to be charged therewith.

 12.2 Relationship of the Parties. This Agreement does not create a partnership, joint venture or association; nor does this Agreement, or the operations hereunder, create the relationship of lessor and lessee or bailor and bailee. Nothing contained in this Agreement or in any agreement made pursuant hereto shall ever be construed to create a partnership, joint venture or association, or the relationship of lessor and lessee or bailor and bailee, or to impose any duty, obligation or liability that would arise therefrom with respect to either or both of the parties. Specifically, but not by way of limitation, except as otherwise expressly provided for herein, nothing contained herein shall be construed as imposing any responsibility of ECM for the debts or obligations of MGA or any of its affiliates. It is hereby expressly understood that ECM is hereby engaged by MGA to provide claim administration and litigation management services as an agent of MGA. ECM, its affiliates and designees shall have the right to render similar services for other business entities and persons, including its own, whether or not engaged in the same business as MGA and may enter into such other business activities as ECM and its affiliates, in their sole discretion, may determine.

 12.3 No Third Party Beneficiaries. Except as otherwise expressly stated herein, this Agreement is solely for the benefit of the parties and no other Person will have any fight, interest or claim under this Agreement.

 12.4 General Representations. Each party represents and warrants that on the Effective Date: (i) it is a corporation, duly established, validly existing and in good standing under the laws of its state or jurisdiction of incorporation, with power and authority to carry on the business in which it is engaged and to perform its respective obligations under this Agreement;
 (ii) the execution and delivery of this Agreement have been duly authorized and approved by all requisite corporate action; (iii) it has all the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder; and (iv) the execution and delivery of this Agreement do not, and consummation of the transactions contemplated herein will not, violate any of the provisions of its charter or bylaws or any applicable state or federal laws applicable to them.

 12.5 Assignability. No party may assign its benefits or delegate its duties under this Agreement without the prior written consent of the other party. Any attempted assignment or delegation without such prior written consent will be void.

 Notwithstanding the foregoing, any party may assign its rights under this Agreement to a purchaser of all the assets or equity of such party without the other party's consent, and any such purchaser and any subsequent purchasers of all of the assets or equity of such party may similarly assign or delegate such rights.

 12.6 Notices. All claims, consents, designations, notices, waivers, and other communications in connection with this Agreement will be in writing. Such claims, consents, designations, notices, waivers, and other communications will be considered received (a) on the day of actual transmittal when by facsimile with written confirmation of such transmittal,
 (b) on the next business day following actual transmitta1 when transmitted by a nationally recognized overnight courier, or (c) on the next business day following actual transmittal when transmitted by certified mail, postage prepaid, return receipt requested; in each case when transmitted to a party at its address set forth below (or to such other address to which such party has notified the other parties in accordance with this Section to send such claims, consents, designations, notices, waivers, and other communications):

      If to ECM:     Effective Claims Management, Inc.
                     777 Main Street, Suite 1000
                     Fort Worth, Texas
                     Attn: President

      If to Millers: Millers General Agency, Inc.
                     777 Main Street, Suite 1000
                     Fort Worth, Texas 76102
                     Attn: President

 12.7 Waiver. No provision of this Agreement will be considered waived unless such waiver is in writing and signed by the party that benefits from the enforcement of such provision. No waiver of any provision in this Agreement, however, will be deemed a waiver of a subsequent breach of such provision or a waiver or a similar provision. In addition, a waiver of any breach or a failure to enforce any term or condition of this Agreement will not in any way affect, limit or waive a party's rights under this Agreement at any time to enforce strict compliance thereafter with every term and condition of this Agreement.

 12.8 Binding Effect. This Agreement will be binding upon and will inure to the benefit of each party and it heirs, legal representatives, permitted assigns, and successors, provided that this Section will not permit the assignment or other transfer of this Agreement, whether by operation of law or otherwise, if such assignment or other transfer is not otherwise permitted under this Agreement.

 12.9 Interpretation. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. All references herein to "Articles" "Sections" and "paragraphs" shall refer to corresponding provisions of this Agreement unless otherwise expressly stated herein.

 12.10 Headings. Headings are solely for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

 12.11 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will not invalidate the remaining provisions of this Agreement of affect the validity or enforceability of such provision in any other jurisdiction. In addition, any such prohibited or unenforceable provision will be given effect to the extent possible in the jurisdiction where such provision's prohibited or unenforceable.

 12.12 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties hereto bad signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement may also be executed and delivered by exchange of facsimile transmissions of originally executed copies.

 12.13 Entire Agreement. This Agreement together will all exhibits and schedules, if any, attached hereto constitutes the entire agreement between the parties and supersedes all previous agreements, promises, representations, understandings, and negotiations whether written or oral, between the parties with respect to the subject matter hereof

 12.14 GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE.

 12.15 Force Majeure. The parties will not be liable or deemed to be in default for any delay or failure in performance under this Agreement or interruption of services resulting directly or indirectly, from acts of God, civil or military authority, labor disputes, shortages of suitable materials, labor or transportation or any similar cause beyond the reasonable control of the parties.

 12.16 Attorney's Fees. In the event of any action, arbitration, claim, proceeding or suit between MGA and ECM seeking enforcement of any of the terms and conditions of this Agreement, the prevailing party in such action, arbitration, claim, proceeding or suit will be awarded its reasonable costs and expenses, including its court costs and reasonable attorneys' fees.

 12.17 Agreement to Perform Necessary Acts. Each party agrees to perform any further acts and execute and deliver any and all further documents and/or instruments, which may be reasonably necessary to carry out the provisions of this Agreement and the transactions contemplated hereby.

 12.18 Third Party Beneficiary Status of Clarendon. Clarendon is an express third party beneficiary of this Agreement. Except for Clarendon, nothing in this Agreement, whether express or implied, is intended or shall be construed to confer upon or give to any other person, firm, corporation, or legal entity, any rights, remedies, or other benefits under or by reason of this Agreement.


 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as the date first above written


                          EFFECTIVE CLAIMS MANAGEMENT, INC.

                          BY:    /s/ Cecil R. Wise
                                 --------------------------
                          Name:  Cecil R. Wise
                                 --------------------------
                          Title: President
                                 --------------------------

                          MILLERS GENERAL AGENCY, NC.

                          By:    /s/ Timothy A. Bienek
                                 --------------------------
                          Name:  Timothy A. Bienek
                                 --------------------------
                          Title: President
                                 --------------------------

 CONTENT AND FORM APPROVED AND CONSENTED TO:

                          CLARENDON NATIONAL INSURANCE CO.

                          By:    /s/ Gerhard Ketels
                                 --------------------------
                          Name:  Gerhard Ketels
                                 --------------------------
                          Title: Secretary
                                 --------------------------